THIS LETTER IS POSTED ON THE AHR WEBSITE AND FILED WITH THE SEC ON FORM 8-K ON JUNE 14, 2022 The Board recommends that you DO NOT ACCEPT the CMG tender offer* June 14, 2022 Dear Stockholder: I am writing to you on behalf of the board of directors (“the Board”) of American Healthcare REIT, Inc. (“AHR”) to notify you about an unsolicited third-party mini-tender offer (the “CMG Offer”) being made for your shares of AHR common stock by CMG Partners, LLC and its affiliates, CMG Income Fund II, LLC, CMG Liquidity Fund, LLC, and Blue River Capital, LLC (collectively, “CMG”) in what we believe is an opportunistic attempt to purchase your shares at a reduced share price. CMG is offering to purchase up to an aggregate of 500,000 shares of AHR's Class T and Class I common stock at a low price of $5.35 per share (the “Shares”). This is not an offer from AHR. After carefully evaluating the CMG Offer and consulting with our management and such advisors as deemed appropriate by the Board, the Board recommends that you DO NOT ACCEPT the CMG Offer and DO NOT tender your shares. In arriving at its recommendation, the Board considered the following material factors: (i) The CMG Offer price of $5.35 per share is approximately 42% lower than the AHR Board's most recent estimated net asset value (“NAV”) of Class T and Class I common stock of $9.29 per share as of December 31, 2021. This NAV was determined by the Board with the assistance of an independent third-party valuation firm.1 (ii) The Board believes that the CMG Offer represents an opportunistic attempt by CMG to purchase the Shares at a low share price and make a profit, depriving stockholders who tender their shares of the potential opportunity to realize the long-term value of their investment in AHR. (iii) As admitted by CMG, the CMG Offer is being made "for investment purposes and with the intention of making a profit from the ownership of the Shares." CMG determined the CMG Offer price pursuant to its own analysis and states that [they] "have not made an independent appraisal of the Shares or [AHR's] properties and are not qualified to appraise real estate." Hence, CMG acknowledges that its offer price was established based on CMG's own objectives and not based on your best financial interest. In summary, we believe the CMG Offer represents an attempt by CMG to catch AHR stockholders off-guard and acquire the Shares at a discounted price, allowing CMG to make a profit and depriving stockholders that tender their shares of the potential of the long-term value of those Shares. Stockholders who tender their shares will lose their right to receive any future distributions that are paid after the conclusion of the CMG Offer. AHR currently pays distributions at an annualized rate of $0.40 per share. While there are no guarantees of future distributions or a liquidity event and there can be no certainty regarding the long-term value of AHR's common stock because the value is dependent on a number of factors, stockholders who tender their shares pursuant to the CMG Offer would give up their rights to any future distributions after the conclusion of the CMG Offer as well as their rights to receive any proceeds from any liquidity event that may be considered by AHR in the future. We urge you to consult your financial advisor and exercise caution with respect to this and other mini-tender offers. The Securities and Exchange Commission (“SEC”) has cautioned investors about these kinds of offers in an investor alert, as they are often made in an attempt to profit at investors' expense. The SEC noted that these offers "have been increasingly used to catch investors off guard," and cautioned that investors need to scrutinize these types of offers carefully. To read more about the risks of "mini-tender" offers, please review the alert at www.sec.gov/investor/pubs/minitend.htm. SEC rules permit third parties, such as CMG, to distribute unsolicited mini-tender offers to stockholders of public companies. However, in order to maintain the confidentiality of our stockholders, AHR has only provided stockholder mailing information needed to distribute the CMG Offer materials to a third-party financial printer that is unaffiliated with CMG. Therefore, CMG will not have access to any additional stockholder information unless the stockholder agrees to accept the tender offer by CMG. None of AHR's directors or executive officers intends to tender any shares in the CMG Offer. EXHIBIT 99.1

In light of the foregoing factors, the Board recommends that YOU DO NOT ACCEPT the CMG Offer. The Board understands that you must make your own independent decision whether to tender or refrain from tendering your shares. We strongly urge you to carefully consider all aspects of the CMG Offer in light of your own circumstances, including (i) your investment objectives, (ii) your financial circumstances, including your tolerance for risk and need for immediate liquidity that cannot be satisfied by other means, (iii) other financial opportunities available to you, (iv) your own tax position and tax consequences, and (v) other factors you determine are relevant to your decision. You should carefully review all of the CMG Offer documents sent to you by CMG, as well as AHR's publicly available annual, quarterly and other reports filed with the SEC at www.sec.gov, and consult with your own financial, tax and other advisors in evaluating the CMG Offer before deciding whether to tender your shares. PLEASE CONSULT WITH YOUR FINANCIAL ADVISOR AND TAX ADVISOR ABOUT THE IMPACT OF A SALE ON YOUR OWN PARTICULAR SITUATION. To REJECT the CMG Offer, simply IGNORE IT; you do not need to respond to anything. You may withdraw any acceptance of the CMG Offer by notifying CMG at any time prior to the termination of the CMG Offer. Should you have any questions or need further information about your options, please feel free to contact your financial advisor or American Healthcare REIT, Inc. Investor Services at 844-460-9414. Sincerely, Danny Prosky Chief Executive Officer, President and Director * You may request a printed copy of this letter by calling your financial advisor or American Healthcare REIT, Inc. Investor Services at 844-460-9414. 1 For more information on the most recent estimated NAV, including the assumptions, estimates and judgments used to determine the estimated NAV, see AHR's Current Report on Form 8-K filed with the SEC on March 25, 2022. Cautionary Note Regarding Forward-Looking Statements Certain statements contained in this letter other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should,” “will,” “predicted,” “likely” or other words or phrases of similar import. Similarly, statements that describe or contain information related to matters such as AHR's intent, belief or expectation with respect to its financial performance, investment strategy and portfolio, cash flows, growth prospects, valuation estimates, liquidity options and distribution rates and amounts are forward-looking statements. These forward-looking statements often reflect a number of assumptions and involve known and unknown risks, uncertainties and other factors that could cause AHR's actual results to differ materially from those currently anticipated in these forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in AHR's SEC reports, including, but not limited to, the risk factors provided in AHR's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. EXHIBIT 99.1